Exhibit m.2

                          PHOENIX MULTI-PORTFOLIO FUND
                                  (the "Fund")

                                 CLASS B SHARES
          AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
                                    under the
                         INVESTMENT COMPANY ACT OF 1940


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                          PHOENIX MULTI-PORTFOLIO FUND
                                  (the "Fund")

                                 CLASS B SHARES
          AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
                                    under the
                         INVESTMENT COMPANY ACT OF 1940

1.      Introduction
        ------------

        The Fund, on behalf of its series listed in Appendix A, as may be amended from time to time, and Phoenix Equity Planning Corporation (the "Distributor"), a broker-dealer registered under the Securities Exchange Act of 1934, have entered into a Distribution Agreement pursuant to which the Distributor acts as principal underwriter of each series and class of shares of the Fund for sale to the permissible purchasers. The Trustees of the Fund have determined to adopt this amended and restated Distribution Plan (the "Plan"), in accordance with the requirements of Rule 12b-1 of the Investment Company Act of 1940, as amended (the "Act") with respect to Class B shares of the Fund and have determined that there is a reasonable likelihood that the Plan will benefit the Fund and its Class B shareholders.

2.      Rule 12b-1 Fees
        ---------------

        The Fund shall pay to the Distributor its "Allocable Portion", as hereinafter defined, at the end of each month, the distribution and service fee allowable under the Rules of Conduct of NASD Regulation, Inc. (the "Rules of Conduct") an amount on an annual basis equal to 0.75% of the average daily value of the net assets of any series of the Fund's Class B shares, as compensation for distribution services and a fee of 0.25% of the average daily value of the net assets of any series of the Fund's Class B shares for shareholder services. Distribution services include, but are not limited to, payment of compensation, including incentive compensation to securities dealers and financial institutions and organizations; payment of compensation to and expenses of personnel of the Distributor who support the distribution of the Class B shares; expenses related to the cost of financing or providing such financing from the Distributor's or an affiliate's resources in connection with the Distributor's payment of such distribution expenses and the payment of other direct distribution costs such as the cost of sales literature, advertising and prospectuses. Shareholder services include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as the Distributor or Fund may reasonable request.

         For purposes of applying the limitation set forth in the Rules of Conduct on the maximum amount of the distribution fee payable in respect of the Class B Shares of any series, the Fund elects to add to the six and one quarter percent (6.25%) of the issue price of the Class B Shares, or such other percentage as may be proscribed in such Rules of Conduct, interest thereon at the rate of prime plus one percent per annum. A contingent deferred sales charge ("CDSC") also

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shall be payable by the holders of Class B Shares in the case of early redemptions of such Class B Shares.

3.      Allocable Portion
        -----------------

        Any Distribution Agreement in respect of Class B Shares of any series may provide that: (I) the Principal Distributor in respect of such Distribution Agreement will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Class B Shares of such series upon the sale of each "Initial Issue Commission Share" (as hereinafter defined) of such series taken into account in determining such Principal Distributor's Allocable Portion of such Distribution Fee; (II) except as provided in (III) below, the Fund's obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of such series shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever (it being understood that such provision is not a waiver of the Fund's right to pursue such Principal Distributor and enforce such claims against the assets of such Principal Distributor other than its right to the Distribution Fees and CDSCs in respect of the Class B Shares of such series); (III) the Fund's obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of such series shall not be terminated or modified except to the extent required by a change in the Act or the Rules of Conduct enacted or promulgated after June 1, 2000 (a "Change-in-Applicable-Law"), or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares of such series; (IV) the Fund will not waive or change any CDSC in respect of the Class B Shares of such series, except as provided in the Fund's Prospectus or statement of additional information without the consent of the Principal Distributor (or its assigns); (V) except to the extent required by a Change-in-Applicable-Law, neither the termination of such Principal Distributor's role as principal distributor of the Class B Shares of such series, nor the termination of such Distribution Agreement nor the termination of this Plan will terminate such Principal Distributor's right to its Allocable Portion of the CDSCs in respect of Class B Shares of such series sold prior to such termination; (VI) except as provided in the Fund's Prospectus and statement of additional information, until such Principal Distributor has been paid its Allocable Portion of the Distribution Fees in respect of the Class B Shares of such series, the Fund will not adopt a plan of liquidation in respect of such series without the consent of such Principal Distributor (or its assigns); and
(VII) such Principal Distributor may sell and assign its rights to its Allocable Portion of the Distribution Fees and CDSCs (but not such Principal Distributor's obligations to the Fund under the Distribution Agreement) to raise Funds to make the expenditures related to the distribution of Class B Shares of such series and in connection therewith, upon receipt of notice of such sale and assignment, the Fund shall pay to the purchaser or assignee such portion of the Principal Distributor's Allocable Portion of the Distribution Fees in respect of the Class B Shares of such series so sold or assigned. For purposes of this Plan, the term "Allocable Portion" means, in respect of Distribution Fees payable in respect of the Class B Shares of any series as applied to any Principal Distributor, the portion of such Distribution Fees and CDSCs allocated to such Principal Distributor in accordance with the Allocation Schedule (as hereinafter defined). For purposes of this Plan, the term "Complete Termination" of this Plan means, in respect of any series, a termination of this Plan involving the cessation of payments of Distribution Fees hereunder in respect of Class B Shares of such series and the cessation of payments of distribution fees pursuant to every other rule 12b-1 plan of the Fund in respect of such series for every future class of shares which, in the

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good faith determination of the Board of Trustees of the Fund, has substantially similar economic characteristics to the Class B Shares taking into account the total sales charge, contingent deferred sales charge and other similar charges, it being understood that the existing Class A Shares and the existing Class C Shares do not have substantially similar economic characteristics to the Class B Shares. For purposes of this Plan, the term "Allocation Schedule" means, in respect of the Class B Shares of any series, a schedule which shall be approved in the same manner as this Plan as contemplated by Section 3 hereof for assigning to each Principal Distributor of Class B Shares of such series the portion of the total Distribution Fees payable by the Fund in respect of the Class B Shares of such series which has been earned by such Principal Distributor, which shall be attached to and become a part of any Distribution Agreement in respect of Class B Shares. For purposes of clause (I) of the first sentence of this Section 3, the term "Initial Issue Commission Share" shall mean, in respect of any series, a Class B Share which is a Commission Share issued by such series under circumstances other than in connection with a permitted free exchange with another Fund. For purposes of the foregoing definition a "Commission Share" shall mean, in respect of any series, each Class B Share of such series which is issued under circumstances which would normally give rise to an obligation of the holder of such Class B Share to pay a CDSC upon redemption of such Share, including, without limitation, any Class B Share of such Fund issued in connection with a permitted free exchange, and any such Class B Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion even though the obligation to pay the CDSC shall have expired or conditions for thereof still exist.

4.      Reports
        -------

        At least quarterly in each year this Plan remains in effect, the Fund's Principal Accounting Officer or Treasurer, or such other person authorized to direct the disposition of monies paid or payable by the Fund, shall prepare and furnish to the Trustees of the Fund for their review, and the Trustees shall review, a written report complying with the requirements of Rule 12b-1 under the Act regarding the amounts expended under this Plan and the purposes for which such expenditures were made.

5.      Required Approval
        -----------------

        This plan shall not take effect until it, together with any related agreement, has been approved by a vote of at least a majority of the Fund's Trustees as well as a vote of at least a majority of the Trustees of the Fund who are not interested persons (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any related agreement (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or any related agreement.

6.      Term
        ----

        This Plan shall remain in effect for one year from the date of its adoption and may be continued thereafter if specifically approved at least annually by a vote of at least a majority of the Trustees of the Fund as well as a majority of the Disinterested Trustees. This Plan may be amended at any time, provided that (a) the Plan may not be amended to increase materially the

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amount of the distribution and service expenses without the approval of at least a majority of the outstanding voting securities (as defined in the Act) of the Class B shares of the Fund and (b) all material amendments to this Plan must be approved by a majority vote of the Trustees of the Fund and of the Disinterested Trustees cast in person at a meeting called for the purpose of such vote.

7.      Selection of Disinterested Trustees
        -----------------------------------

        While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Disinterested Trustees then in office.

8.      Related Agreements
        ------------------

        Any related agreement shall be in writing and shall provide that (a) such agreement shall be subject to termination, without penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Class B shares of the Fund on not more than 60 days' written notice to the other party to the agreement and (b) such agreement shall terminate automatically in the event of its assignment.

9.      Termination
        ------------

        This Plan may be terminated at any time by a vote of a majority of the Disinterested Trustees or by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Class B shares of the Fund. In the event this Plan is terminated or otherwise discontinued, no further payments hereunder will be made hereunder.

10.     Records
        -------

        The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, and any other information, estimates, projections and other materials that serve as a basis therefor, considered by the Trustees of the Fund, for a period of not less than six years from the date of this Plan, the agreement or report, as the case may be, the first two years in an easily accessible place.

11.     Non-Recourse
        ------------

        A copy of the Fund's Declaration of Trust (the "Declaration of Trust") is on file in the office of the Secretary of the State of Delaware. The Declaration of Trust refers to the Trustees collectively as Trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Fund may be held to any personal liability, nor may any resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund but the Fund property only shall be liable.

Amended and Restated March 1, 2007















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                                   APPENDIX A

Phoenix Emerging Markets Bond Fund
Phoenix International Strategies Fund
Phoenix Real Estate Securities Fund



















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